Exhibit 99.1

Grocery Outlet Holding Corp. Announces CEO Transition

Former CEO Eric Lindberg returning to lead the business while the Company conducts a search for its next CEO

Company provides certain preliminary Q3 2024 results and update to full year 2024 guidance

EMERYVILLE, Calif., October 30, 2024 - Grocery Outlet Holding Corp. (NASDAQ: GO) (“Grocery Outlet” or the “Company”) today announced that Eric Lindberg, current Chairman of the Board, has been appointed Interim President and CEO, effective immediately. Lindberg replaces RJ Sheedy, who has stepped down from his position and resigned from the Company’s Board of Directors. The Board has engaged a leading global executive search firm to begin the process of identifying a permanent CEO.

With more than three decades of leadership experience at the Company, Lindberg is a Grocery Outlet veteran with a deep knowledge of its operations and strategy. He previously served as CEO or co-CEO from January 2006 through December 2022, during which time he led Grocery Outlet’s transformation from a closely-held family-owned business to a sponsor-backed private company, taking on significant outside capital from Berkshire Partners and Hellman & Friedman, and then ultimately to a publicly-traded company in 2019. Under Lindberg’s leadership, Grocery Outlet increased its store count more than 250% and its net sales nearly 500%, expanding to markets across the country. Lindberg has served as a Director since January 2006 and as Chairman of the Board since January 2023.

“On behalf of the Board, I want to express my deep appreciation to RJ for his contributions to Grocery Outlet over the past 12 years,” said Lindberg. “RJ played a critical role in scaling and evolving our business and has set the stage for continued strong growth in the future.

“The fundamentals of our business – the significant value and treasure hunt shopping experience we bring to customers – remain strong and the runway in front of us is substantial,” continued Lindberg. “I look forward to working with our employees, independent operators and supplier partners to deliver outstanding execution on our strategy and unlock Grocery Outlet’s earnings potential.”

“Grocery Outlet is an exceptional business with an almost 80-year track record of generating outsized growth and returns through its highly differentiated business model,” said Erik Ragatz, Lead Independent Director. “We are fortunate to have a leader of Eric’s quality and experience to shepherd this transition. The Board looks forward to working with Eric to drive the business as we search for our next leader who will guide our mission of ‘Touching Lives for the Better,’ delivering Grocery Outlet’s unique offering to millions of existing and new customers and, in the process, producing outstanding returns for our shareholders.”

Financial Update

In connection with today’s announcement, the Company is also providing a third quarter financial update based on its preliminary financial results. The Company expects net sales for the third quarter to be $1.1 billion, a 10.4% increase versus the prior year period, with comparable store sales increasing 1.2%. The Company expects to meet previously discussed third quarter earnings guidance.

The Company is in the process of reassessing its full year guidance. Although the Company expects to exceed the high end of the range of its full year net sales guidance of $4.30 to $4.35 billion, the Company expects to reduce its full year adjusted EBITDA guidance to below the low end of the previously disclosed range of $252.0 to $260.0 million. As previously announced, the Company will update full year guidance, along with issuing final third quarter 2024 earnings results, on Tuesday November 5, 2024.

The Company’s unaudited preliminary financial and operational results for the third quarter are based on current estimates of its results and remain subject to change based on the completion of our closing and review procedures and the execution of the Company’s internal control over financial reporting. This preliminary financial and operational information should not be viewed as a substitute for full financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance alluded to in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on the Company’s future GAAP financial results.

Non-GAAP Financial Information

In addition to reporting financial results in accordance with GAAP, management and the Board of Directors use EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental key metrics to assess the Company’s financial performance. These non-GAAP financial measures are also frequently used by analysts, investors and other interested parties to evaluate the Company and other companies in the Company’s industry. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. Management uses these non-GAAP measures to supplement GAAP measures of performance to evaluate the effectiveness of the Company’s business strategies, to make budgeting decisions and to compare the Company’s performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes that excluding items from operating income, net income and net income per diluted share that may not be indicative of, or are unrelated to, the Company’s core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company’s results and provides additional information for analyzing trends in the Company’s business.

Management defines EBITDA as net income before net interest expense, income taxes and depreciation and amortization expenses. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation expense, loss on debt extinguishment and modification, asset impairment and gain or loss on disposition, acquisition and integration costs, costs related to the amortization of inventory purchase accounting asset step-ups and certain other expenses that may not be indicative of, or are unrelated to, the Company’s core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for the amortization of property and equipment purchase accounting asset step-ups and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.

These non-GAAP measures may not be comparable to similar measures reported by other companies and have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of these non-GAAP measures should not be construed as an inference that future results will be unaffected by the adjustments used to derive such non-GAAP measures.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding the Company’s future operating results and financial position, including expected results for the fiscal 2024 third quarter and full year, the Company’s CEO search process, the Company’s business strategy and plans and shareholder returns may constitute forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “project,” “seek,” “will,” and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; loss of key personnel or inability to attract, train and retain highly qualified personnel, including the ongoing recruitment for a permanent CEO and CFO; any significant disruption to the Company’s distribution network, the operations of its distributions centers and timely receipt of inventory; inflation and other changes affecting the market prices of the products the Company sells; risks associated with newly opened or acquired stores; failure to open, relocate or remodel stores on schedule and on budget; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company’s reputation and the value of its brand, including protecting intellectual property; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to properly integrate any acquired businesses; natural or man-made disasters, climate change, power outages, major health epidemics, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company’s business operations; failure to participate effectively in the growing online retail marketplace; unexpected costs and negative effects if the Company incurs losses not covered by insurance; difficulties associated with labor relations and shortages; failure to remediate material weakness in the Company’s internal control over financial reporting; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; risks associated with deploying the Company’s own private label brands; inability to attract and retain qualified independent operators of the Company (“IOs”); failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to the Company; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company’s business; material disruption to information technology systems, including risks associated with any continued impact from the

Company’s systems transition; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; risks associated with products the Company and its IOs sell; risks associated with laws and regulations generally applicable to retailers; legal or regulatory proceedings; the Company’s substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company’s debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company’s debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under “Risk Factors” in the Company’s most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the “SEC”). The Company’s periodic filings are accessible on the SEC’s website at www.sec.gov.

Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and the Company’s expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this release or to conform these statements to actual results or revised expectations.

About Grocery Outlet

Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold primarily through a network of independently operated stores. Grocery Outlet and its subsidiaries have more than 520 stores in California, Washington, Oregon, Pennsylvania, Tennessee, Idaho, Nevada, Maryland, North Carolina, New Jersey, Georgia, Ohio, Alabama, Delaware, Kentucky and Virginia.

INVESTOR RELATIONS CONTACTS:

Christine Chen

(510) 877-3192

cchen@cfgo.com

John Rouleau

(203) 682-4810

John.Rouleau@icrinc.com

MEDIA CONTACT:

Layla Kasha

(510) 379-2176

lkasha@cfgo.com